                                                                       EXHIBIT 1

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                                 AMR CORPORATION

                            (a Delaware corporation)

                                  $300,000,000

                        Senior Convertible Notes due 2024

                             UNDERWRITING AGREEMENT

                            Dated: February 10, 2004

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                                TABLE OF CONTENTS

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SECTION 1.      REPRESENTATIONS AND WARRANTIES...................................................................     2
      (a)   Representations and Warranties by the Issuers........................................................     2
            (i)         Form S-3 Eligibility.....................................................................     2
            (ii)        Effective Registration Statement.........................................................     3
            (iii)       Incorporated Documents...................................................................     3
            (iv)        Independent Accountants..................................................................     3
            (v)         Financial Statements.....................................................................     4
            (vi)        No Material Adverse Change in Business...................................................     4
            (vii)       Good Standing of the Company.............................................................     4
            (viii)      Good Standing of Subsidiaries............................................................     5
            (ix)        Capitalization...........................................................................     5
            (x)         Authorization of this Agreement..........................................................     5
            (xi)        Authorization of the Indenture...........................................................     5
            (xii)       Authorization of the Securities..........................................................     6
            (xiii)      Description of the Notes, the Indenture (as supplemented and amended by the First
                         Supplemental Indenture) and the Guarantee...............................................     6
            (xiv)       Authorization and Description of Common Stock............................................     6
            (xv)        Absence of Defaults and Conflicts........................................................     7
            (xvi)       Absence of Labor Dispute.................................................................     8
            (xvii)      Absence of Further Requirements..........................................................     8
            (xviii)     Investment Company Act...................................................................     8
            (xix)       Environmental Laws.......................................................................     8
            (xx)        ERISA....................................................................................     9
            (xxi)       Insurance................................................................................     9
            (xxii)      Taxes....................................................................................     9
            (xxiii)     Internal Controls........................................................................    10
            (xxiv)      No Unlawful Payments.....................................................................    10
            (xxv)       No Brokerage Commission; Finder's Fee....................................................    10
            (xxvi)      Dividend Payments........................................................................    10
            (xxvii)     Reporting Company........................................................................    10
            (xxviii)    Air Carrier Certification................................................................    10
            (xxix)      Possession of Licenses and Permits.......................................................    10
      (b)   Officer's Certificates...............................................................................    11

SECTION 2.      SALE AND DELIVERY TO UNDERWRITERS; CLOSING.......................................................    11

      (a)   Sale of Initial Securities...........................................................................    11
      (b)   Option Securities....................................................................................    11
      (c)   Payment of Purchase Price............................................................................    12
      (d)   Denominations; Registration..........................................................................    12
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SECTION 3.      COVENANTS OF THE COMPANY.........................................................................    12

SECTION 4.      PAYMENT OF EXPENSES..............................................................................    15

      (a)   Expenses 16
      (b)   Termination of Agreement.............................................................................    15

SECTION 5.      CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS......................................................    16

      (a)   Opinions of Counsel for the Issuers..................................................................    16
      (b)   Opinion of Counsel for the Underwriters..............................................................    16
      (c)   Officers' Certificate................................................................................    16
      (d)   Accountant's Comfort Letter..........................................................................    16
      (e)   Indenture............................................................................................    17
      (f)   No Stop Order........................................................................................    17
      (g)   Conditions to Purchase of Option Securities..........................................................    17
            (i)         Officers' Certificate....................................................................    17
            (ii)        Opinions of Counsel for the Company......................................................    17
            (iii)       Opinion of Counsel for the Underwriters..................................................    17
            (iv)        Bring-down Comfort Letter................................................................    17
      (h)   Additional Documents.................................................................................    17
      (i)   Termination of Agreement.............................................................................    18

SECTION 6.      ADDITIONAL AGREEMENTS............................................................................    18

SECTION 7.      INDEMNIFICATION AND CONTRIBUTION.................................................................    19

SECTION 8.      REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY...................................    22

SECTION 9.      TERMINATION OF AGREEMENT.........................................................................    22

      (a)   Termination; General.................................................................................    22
      (b)   Liabilities..........................................................................................    23
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SECTION 10.     NOTICES..........................................................................................    23

SECTION 11.     DEFAULT..........................................................................................    23

SECTION 12.     PARTIES..........................................................................................    24

SECTION 13.     GOVERNING LAW AND TIME...........................................................................    24

SECTION 14.     EFFECT OF HEADINGS...............................................................................    24

SECTION 15.     COUNTERPARTS.....................................................................................    24
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SCHEDULES

Schedule A      Underwriters

Schedule B      Summary of Terms of Senior Convertible Notes Due 2024

EXHIBITS

Exhibit A       Form of Opinion of Gary F. Kennedy, Senior Vice President and
                 General Counsel of the Company, to be Delivered Pursuant to
                 Section 5(a)

Exhibit B       Form of Opinion of Debevoise & Plimpton LLP, Counsel for the
                 Company, to be Delivered Pursuant to Section 5(a)

                                 AMR CORPORATION
                                  $300,000,000

                        SENIOR CONVERTIBLE NOTES DUE 2024

                             UNDERWRITING AGREEMENT

                                                               February 10, 2004

Credit Suisse First Boston LLC
Morgan Stanley & Co. Incorporated
  for themselves and as Representatives
  for the Underwriters named on Schedule A hereto (the "Representatives")

c/o Credit Suisse First Boston LLC
11 Madison Avenue
New York, NY 10010

Ladies and Gentlemen:

         AMR Corporation, a Delaware corporation (the "Company"), and American Airlines Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (the "Guarantor" and, together with the Company, the "Issuers") confirm their agreement with you, as representatives of the Underwriters listed on Schedule A hereto (the "Underwriters"), with respect to the issue and sale by the Company and the purchase by the several Underwriters of $300,000,000 aggregate principal amount of the Company's Senior Convertible Notes due 2024 (the "Notes"), and with respect to the grant by the Company to the Underwriters of the option described in Section 2(b) hereof to purchase all or any part of an additional $45,000,000 aggregate principal amount of the Notes. The aforesaid $300,000,000 aggregate principal amount of Notes (the "Initial Securities") to be purchased by the Underwriters and all or any part of the $45,000,000 aggregate principal amount of Notes subject to the option described in Section 2(b) hereof (the "Option Securities") will both be unconditionally guaranteed pursuant to a Guarantee to be dated as of the Closing Time (as defined in Section 2(c)) (the "Guarantee") on a senior basis by the Guarantor. The Initial Securities, the Option Securities and the Guarantee are hereinafter called, collectively, the "Securities." The Securities are to be issued pursuant to an indenture (the "Indenture") dated as of February 1, 2004 between the Company and Wilmington Trust Company, as trustee (the "Trustee"), as supplemented and amended by the Supplemental Indenture No. 2004-1 (the "First Supplemental Indenture") to be dated as of the Closing Time (as defined in Section 2(c)) among the Company, the Guarantor and the Trustee.

         The Notes are convertible, subject to certain conditions, at the option of the holder prior to maturity (unless previously redeemed or otherwise purchased) into shares of common stock, par value $1.00 per share, of the Company (the "Common Stock") in accordance with the terms of the Notes and the Indenture, as described in Schedule B hereto. Securities issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company ("DTC").

         The Company has prepared and filed on Form S-3 with the Securities and Exchange Commission (the "Commission") a registration statement (File Nos. 333-110760 and 333-110760-01) (including the exhibits thereto and the documents incorporated by reference therein, the "Registration Statement") relating to the Company's debt securities (including the Securities), common stock and other securities and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement includes a basic prospectus referred to below which, as supplemented from time to time, will be used in connection with offerings of such debt securities, common stock and other securities. As provided in Section 3(a), a prospectus supplement reflecting the terms of the Securities, the terms of the offering thereof and the other matters set forth therein has been prepared and will be filed together with the basic prospectus referred to below pursuant to Rule 424 under the Securities Act (such prospectus supplement, in the form first filed on or after the date hereof pursuant to Rule 424, is herein referred to as the "Prospectus Supplement"). The basic prospectus included in the Registration Statement and relating to offerings of debt securities, common stock and other securities by the Company under the Registration Statement, as supplemented by the Prospectus Supplement, is herein called the "Prospectus", except that, if such basic prospectus is amended on or prior to the date on which the Prospectus Supplement is first filed pursuant to Rule 424, the term "Prospectus" shall refer to such basic prospectus as so amended and as supplemented by the Prospectus Supplement, in either case including the documents filed by the Company or the Guarantor with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference therein. The term "preliminary prospectus" means a preliminary prospectus supplement specifically relating to the Securities, together with the basic prospectus and including the documents filed by the Company or the Guarantor with the Commission pursuant to the Exchange Act that are incorporated by reference therein. Any reference herein to the terms "amendment" or "supplement" with respect to the Registration Statement, the Prospectus, or any preliminary prospectus shall be deemed to refer to and include any documents filed with the Commission under the Exchange Act after the date hereof, the date the Prospectus is filed with the Commission, or the date of such preliminary prospectus, as the case may be, and incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act.

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included," "stated" or "described" in the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Prospectus; and all references in this Agreement to amendments or supplements to the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act, which is incorporated by reference in the Prospectus.

         SECTION 1. Representations and Warranties.

         (a) Representations and Warranties by the Issuers. Each of the Issuers, jointly and severally, represents and warrants to each Underwriter as of the date hereof, as follows:

                  (i) Form S-3 Eligibility. The Company and the Guarantor each meets the requirements for use of Form S-3 under the Securities Act.

                                      -2-
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                  (ii)     Effective Registration Statement. The Registration
         Statement has been declared effective by the Commission. On the effective date of the Registration Statement such Registration Statement complied in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission thereunder (the "Securities Act Regulations"), and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the applicable rules and regulations of the Commission thereunder (the "Trust Indenture Act Regulations") and did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Registration Statement and any amendments thereof, on the date hereof, and the Prospectus, and any amendments thereof and supplements thereto, as of their respective filing or issue dates and at the Closing Time, comply and will comply in all material respects with the requirements of the Securities Act, the Securities Act Regulations, the Trust Indenture Act and the Trust Indenture Act Regulations, and (i) neither the Registration Statement nor any amendments thereof, as of any such respective dates, includes or will include an untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) neither the Prospectus nor any amendments thereof or supplements thereto, as of any such respective dates, and, if any Option Securities are purchased, at each Date of Delivery, includes or will include an untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; except that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company in connection with the Registration Statement or the Prospectus or any amendment thereof or supplement thereto by or on behalf of any Underwriter through the Representatives expressly for use in the Registration Statement or the Prospectus, or to statements or omissions in that part of the Registration Statement which constitutes the Statement of Eligibility under the Trust Indenture Act (Form T-1) of the Trustee.

                  (iii) Incorporated Documents. The Prospectus as delivered from time to time shall incorporate by reference the most recent Annual Report of the Company on Form 10-K filed with the Commission and each Quarterly Report of the Company on Form 10-Q filed with the Commission and each Current Report of the Company on Form 8-K filed (not furnished) with the Commission and such other reports as specifically incorporated by reference in the Prospectus (the "Incorporated Documents"). The Incorporated Documents filed on or before the date hereof are referred to herein as the "SEC Reports." The Incorporated Documents at the time they were or hereafter are filed with the Commission, or if amended, as so amended, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the "Exchange Act Regulations").

                  (iv) Independent Accountants. Ernst & Young LLP, who reported on the annual consolidated financial statements of the Company and of the Guarantor that are incorporated by reference in the Registration Statement and the Prospectus, are

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         independent public accountants as required by the Securities Act and the Securities Act Regulations.

                  (v)      Financial Statements.

                           (A) Financial Statements of the Company. The financial statements of the Company, together with the related schedules and notes, included in the SEC Reports and to be incorporated by reference into the Prospectus, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of income, shareholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as indicated in the footnotes to such financial statements). The supporting schedules included in the SEC Reports and to be incorporated by reference into the Prospectus present fairly in accordance with GAAP the information required to be stated therein.

                           (B) Financial Statements of the Guarantor. The financial statements of the Guarantor, together with the related schedules and notes, included in the SEC Reports and to be incorporated by reference into the Prospectus, present fairly the financial position of the Guarantor and its consolidated subsidiaries at the dates indicated and the statement of income, shareholders' equity and cash flows of the Guarantor and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as indicated in the footnotes to such financial statements). The supporting schedules included in the SEC Reports and to be incorporated by reference into the Prospectus present fairly in accordance with GAAP the information required to be stated therein.

                  (vi) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby, (A) there has been no material adverse change in the condition, financial or otherwise, or the earnings, results of operations or general affairs of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its Subsidiaries (as defined below), other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries taken as a whole, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (vii) Good Standing of the Company. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware and has corporate power and authority to own its properties and conduct its business as described in the SEC Reports and to enter into and perform its obligations under, or as contemplated by, this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                  (viii) Good Standing of Subsidiaries. Each of the Guarantor, AMR Investment Services, Inc., American Eagle Airlines, Inc. and Executive Airlines, Inc. (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, has the power and authority to own, lease and operate its properties and to conduct its business as described in the SEC Reports and is duly qualified as a foreign corporation, partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the SEC Reports, all of the issued and outstanding equity interests of each such Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding equity interests of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The Guarantor is the only "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X).

                  (ix) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the SEC Reports (except for subsequent issuances, if any, pursuant to this Agreement or pursuant to reservations, agreements, convertible securities, options or employee benefit plans referred to in the SEC Reports and/or referred to in clauses (B), (C) or (D) of Section 3(j) hereof). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of any preemptive or other similar rights of any securityholder of the Company. Other than as referred to in this subparagraph (ix) or as disclosed in the SEC Reports, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

                  (x) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Issuers.

                  (xi) Authorization of the Indenture. The Indenture (as supplemented and amended by the First Supplemental Indenture) has been duly authorized by each of the Issuers and, when duly executed and delivered by each of the Issuers and the Trustee, assuming the Indenture (as supplemented and amended by the First Supplemental Indenture) constitutes the legal, valid and binding agreement of the Trustee, will constitute a valid and binding agreement of each of the Issuers, enforceable against each of the Issuers in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                  (xii)    Authorization of the Securities.

                           (A) Notes. The Notes have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture (as supplemented and amended by the First Supplemental Indenture) and delivered against payment by the Underwriters in accordance with the terms of this Agreement and the Indenture (as supplemented and amended by the First Supplemental Indenture), will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture (as supplemented and amended by the First Supplemental Indenture).

                           (B) Guarantee. The Guarantee has been duly and validly authorized by the Guarantor and, when the Notes are issued, authenticated and delivered by the Company against payment by the Underwriters in accordance with the terms of this Agreement and the Indenture (as supplemented and amended by the First Supplemental Indenture), will constitute the valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

                  (xiii) Description of the Notes, the Indenture (as supplemented and amended by the First Supplemental Indenture) and the Guarantee. As of the Closing Time, the Notes, the Indenture (as supplemented and amended by the First Supplemental Indenture) and the Guarantee will conform in all material respects to the respective descriptions thereof contained in the Prospectus.

                  (xiv) Authorization and Description of Common Stock. The Common Stock conforms in all material respects to the description thereof contained in the SEC Reports and will conform in all material respects to the description thereof in the Prospectus, and such description will conform in all material respects to the rights set forth in the instruments defining the same. Upon issuance and delivery of the Notes in accordance with this Agreement and the Indenture (as supplemented and amended by the First Supplemental Indenture), the Notes will be convertible at the option of the holder thereof into shares of Common Stock in accordance with the terms of the Notes and the Indenture (as supplemented and amended by the First Supplemental Indenture); the shares of Common Stock issuable upon conversion of the Notes have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and such shares, when issued upon such conversion in accordance with the terms of the Notes, will be validly issued and will be fully paid and non-assessable; no holder of such shares will be subject to personal liability by reason of being such a holder; and the issuance of such shares upon such conversion will not be subject to the preemptive or other similar rights of any securityholder of the Company.

                  (xv) Absence of Defaults and Conflicts. None of the Issuers is in violation of its charter or by-laws or other constituting or organizational document or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries may be bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject (collectively, "Agreements and Instruments") except for such defaults that would not reasonably be expected to result in a Material Adverse Effect; and the execution and delivery by the Company of this Agreement, the Indenture (as supplemented and amended by the First Supplemental Indenture) and the Securities, the consummation by the Company of the transactions contemplated by this Agreement, and the compliance by the Company with its obligations hereunder and the terms hereof and thereof do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that, singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect), or result in a violation of the provisions of the Certificate of Incorporation or By-Laws, as amended, or other constituting or organizational document of the Company or any of its Subsidiaries, or any applicable law, statute, rule, regulation, judgment, order, write or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their respective assets, properties or operations, except, in each case, for such conflicts, breaches, violations or defaults, that, singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment prior to the stated maturity or date of mandatory redemption or repayment thereof of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

                  (xvi) Absence of Labor Dispute. Other than as described in the SEC Reports, no labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent which the Company expects to have a Material Adverse Effect.

                  (xvii) Absence of Further Requirements. No consent, approval, authorization, order or license of, or filing with or notice to, any government, governmental instrumentality, regulatory body or authority or court, domestic or foreign, is required for the performance by each Issuer of its obligations hereunder or under the Indenture (as supplemented and amended by the First Supplemental Indenture), in connection with the offering, issuance or sale of the Securities hereunder, the issuance of shares of Common Stock upon conversion of the Notes, the consummation of the transactions contemplated by this Agreement, or for the valid authorization, execution, delivery and performance by each Issuer of this Agreement or the Indenture (as supplemented and amended by the First Supplemental Indenture), or for the valid authorization, issuance, sale and delivery of the Securities, except such as have been already obtained and or as may be required under the Securities Act or the Securities Act Regulations or state securities laws in connection with the Registration Statement and except for the qualification of the Indenture under the Trust Indenture Act and the listing of the Common Stock issued upon conversion of the Notes on the New York Stock Exchange.

                  (xviii) Investment Company Act. Neither the Company nor any of its Subsidiaries is, nor upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus Supplement will be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                  (xix) Environmental Laws. There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its Subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its Subsidiaries in violation of, and neither the Company nor any of its Subsidiaries has any liability under, any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit applicable to the Company or any of its Subsidiaries, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect. The terms "hazardous wastes," "toxic wastes," "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

                  In the ordinary course of its business, the Company conducts a periodic review of the effect of any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws") on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities have not had and would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (xx) ERISA. Each of the Issuers is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which any Issuer would have any liability; no Issuer has incurred and does not expect to incur liability under (A) Title IV of ERISA with respect to the termination of, or withdrawal from, any "pension plan" or (B) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which any Issuer would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which the Company reasonably expects would cause the loss of such qualification.

                  (xxi) Insurance. The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties.

                  (xxii) Taxes. The Company and each of its Subsidiaries has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof, except for such exceptions as would not individually or collectively have a Material Adverse Effect, and has paid all taxes due thereon, except such as are being contested in good faith by appropriate proceedings, and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries which has had, nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its Subsidiaries, might have, a Material Adverse Effect.

                  (xxiii) Internal Controls. The Company and the Guarantor (A) make and keep accurate books and records that, in reasonable detail, accurately and fairly reflect the transactions and disposition of the assets of the Company and the Guarantor, and (B) maintain internal accounting controls which provide reasonable assurance that (i) transactions are executed in accordance with management's authorization, (ii) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (iii) access to its assets is permitted only in accordance with management's authorization and (iv) the recorded accountability for its assets is compared with existing assets at reasonable intervals.

                  (xxiv) No Unlawful Payments. The Company has implemented compliance programs for purposes of (i) informing the appropriate officers and employees of the Company and its Subsidiaries of (A) the Company's policies against (1) the use of corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (2) direct or indirect unlawful payments to any foreign or domestic government official or employee from corporate funds, (3) violations of the Foreign Corrupt Practices Act of 1977, as amended and (4) making any bribes, rebates, payoffs, influence payments kickbacks or other unlawful payments and (ii) requiring such officers and employees to report to the Company any knowledge they may have of violations of the Company's policies referred to above and no such reports have been made.

                  (xxv) No Brokerage Commission; Finder's Fee. To the best of the Company's knowledge after due inquiry, there are no contracts, agreements or understandings between the Company or any Subsidiary and any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder's fee or other like payment in connection with this offering.

                  (xxvi) Dividend Payments. The Guarantor is not currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on the Guarantor's capital stock or from repaying to the Company any loans or advances to the Guarantor from the Company, except as would not have a Material Adverse Effect.

                  (xxvii) Reporting Company. The Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

                  (xxviii) Air Carrier Certification. The Guarantor, a wholly owned subsidiary of the Company, (i) is an "air carrier" within the meaning of 49 U.S.C. Section 40102(a), (ii) holds an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the Unites States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo, and (iii) is a "citizen of the United States" as defined in 49 U.S.C. 40102.

                  (xxix) Possession of Licenses and Permits. The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies and third parties, governmental or otherwise, necessary to conduct the business now operated by them as described in the SEC Reports, except for such failures to possess Licenses as would not individually or collectively have a Material Adverse Effect; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Licenses are valid and in full force and effect, except when the invalidity of such Licenses or the failure of such Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

         (b) Officer's Certificates. Any certificate signed by any officer of the Company delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby as of the date or dates indicated in such certificate.

         SECTION 2. Sale and Delivery to Underwriters; Closing.

         (a) Sale of Initial Securities. On the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Issuers, jointly and severally, agree to sell to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Issuers at the price set forth in Schedule B hereto, the principal amount of the Initial Securities set forth opposite such Underwriter's name in Schedule A hereto.

         (b) Option Securities. In addition, on the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Issuers hereby grant an option to the Underwriters to purchase up to an additional $45,000,000 aggregate principal amount of Option Securities at the price per Security set forth in Schedule B for the Initial Securities plus cash interest from the date the Notes are issued to the Underwriters to the date the option is exercised. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities as may be modified by subsequent purchases and sales by the Underwriters upon written, including by email, notice by the Representatives to the Company setting forth the number of Option Securities as to which the Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined, unless otherwise agreed upon by the Representatives and the Company. If the option is exercised as to all or any portion of the Option Securities, the Underwriters will purchase the entire aggregate principal amount of Option Securities then being purchased.

         (c) Payment of Purchase Price. Payment of the purchase price for, and delivery of one or more global certificates for, the Initial Securities shall be made at the offices of Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M. (New York time) on the third business day after the date hereof, or at such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the "Closing Time").

         In addition, in the event that the Underwriters have exercised their option to purchase all or any of the Option Securities, payment of the purchase price for, and delivery of one or more global certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the written, including by email, notice from the Representatives to the Company.

         Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives of the Securities to be purchased by the Underwriters.

         (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations ($1,000 or integral multiples thereof) and registered in such names as the Underwriters may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be; provided that any Securities in global form be registered in the name of Cede & Co. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Underwriters in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

         SECTION 3. Covenants of the Company. The Company and, where specifically indicated, the Guarantor, jointly and severally, covenant with the Underwriters as follows:

         (a) Immediately following the execution of this Agreement, the Company will prepare a Prospectus Supplement that complies with the Securities Act and the Securities Act Regulations and which sets forth the aggregate principal amount at maturity of the Securities and their terms not otherwise specified in the basic prospectus relating to offerings of debt securities and common stock under the Registration Statement, the name of each Underwriter participating in the offering and the face amount of the Securities that each severally has agreed to purchase, the name of each Underwriter, if any, acting as representative of the Underwriters in connection with the offering, the price at which the Securities are to be purchased by the Underwriters from the Company, any initial public offering price, any selling concession and reallowance, and such other information as you and the Company deem appropriate in connection with the offering of the Securities. The Company will promptly transmit copies of the Prospectus Supplement and the Prospectus to the Commission for filing pursuant to Rule 424 under the Securities Act and will furnish to the Underwriters as many copies of the Prospectus Supplement and the Prospectus as you shall reasonably request.

         (b) During the period when a prospectus relating to the Securities is required to be delivered under the Securities Act, the Company will promptly advise you of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the Commission for filing of any supplement to the Prospectus or any document that would as a result thereof be incorporated by reference in the Prospectus, (iii) any request by the Commission for any amendment of the Registration Statement or any amendment or supplement to the Prospectus or for any additional information relating thereto or to any document incorporated by reference therein, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or suspension and, if issued, to obtain as soon as possible the withdrawal thereof.

         (c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Securities Act Regulations, the Company promptly will prepare and file with the Commission, subject to paragraph (d) of this Section 3, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance. Neither your consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.

         (d) At any time when a prospectus relating to the Securities is required to be delivered under the Securities Act or the Securities Act Regulations, the Company will give you notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether pursuant to the Exchange Act, the Securities Act or otherwise, will furnish you with copies of any such amendment or supplement or other documents proposed to be filed within a reasonable time in advance of filing, and will not file any such amendment or supplement or other documents in a form to which you shall reasonably object.

         (e) The Company has furnished or will, if requested, furnish to you and your counsel, without charge, conformed copies of the Registration Statement as originally filed and of all amendments thereto, whether filed before or after such Registration Statement originally became effective (including exhibits thereto and the documents incorporated therein by reference) and, so long as delivery of a prospectus by an underwriter or dealer may be required by the Securities Act, as many copies of each preliminary prospectus, the Prospectus and any amendments thereof and supplements thereto as you may reasonably request.

         (f) The Issuers shall use their reasonable efforts, in cooperation with the Underwriters, to qualify the Securities and the shares of Common Stock issuable upon conversion of Notes conversion of Notes for offering and sale under the applicable securities laws of such states and other jurisdictions as the Underwriters may reasonably designate and will maintain such qualification in effect as long as required in connection with the distribution of the Securities; provided, however, that no Issuer shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

         (g) The Company will use the net proceeds received by it from the sale of the Securities in the manner to be indicated in the Prospectus under "Use of Proceeds."

         (h) The Company will use its reasonable efforts to cause all shares of Common Stock issuable upon conversion of the Notes to be listed on the New York Stock Exchange or listed on a "national securities exchange" registered under Section 6 of the Exchange Act.

         (i) The Company will reserve and keep available at all times, free of preemptive or other similar rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to satisfy any obligations to issue the shares of Common Stock issuable upon conversion of the Notes.

         (j) During a period of 60 days from the date of the Prospectus Supplement, the Company will not, without the prior written consent of the Representatives, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for or repayable with Common Stock, or file any registration statement under the Securities Act with respect to any of the foregoing (other than a shelf registration statement under Rule 415 ) or (ii) enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Stock, or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, the Common Stock to be delivered upon conversion of the Notes or upon conversion of the 4.25% Senior Convertible Notes due 2023, (B) the resale registration statement filed by the Company and the Guarantor pursuant to the registration rights agreement relating to resales of the Company's 4.25% Senior Convertible Notes due 2023, (C) Common Stock (or options to purchase Common Stock) to be issued pursuant to the Corporation's 1988 Long Term Incentive Plan, as amended, the 1998 Long Term Incentive Plan, as amended, the 1994 Directors Stock Incentive Plan, as amended, the 1997 Pilot Stock Option Plan, the 2003 Employee Stock Incentive Plan, the 2003-2005 Performance Unit Plan for Officers and Key Employees or other employee compensation benefit plans or pursuant to currently outstanding options, warrants or rights existing on the date hereof and referred to in the Prospectus Supplement and (D) up to 100,000 shares of the Common Stock to be issued to vendors, lessors, lenders and suppliers pursuant to concessionary agreements reached with them in the Spring of 2003.

         (k) The Issuers shall cooperate with the Underwriters and use their reasonable efforts to permit the Notes to be eligible for clearance and settlement through the facilities of DTC.

         (l) The Company, during the period when a Prospectus relating to the Securities is required to be delivered, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations.

         (m) The Company and the Guarantor shall take all reasonable action necessary to enable Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's") to provide their respective credit ratings for the Notes.

         SECTION 4. Payment of Expenses.

         (a) Expenses. The Issuers shall, jointly and severally, pay all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing, filing and distribution of any preliminary prospectus supplements, the Prospectus (including financial statements and any schedules or exhibits and any Incorporated Document), the Registration Statement and any amendments thereof or supplements thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, the Indenture (including the First Supplemental Indenture), the Securities, and such other documents as may be required in connection with the offer, purchase, sale, issuance or delivery of the Securities or the issuance or delivery of the Common Stock issuable upon conversion of the Notes, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters and the certificates for the Common Stock issuable upon conversion of the Notes including any transfer taxes, any stamp or other duties payable upon the sale, issuance and delivery of the Securities to the Underwriters, the issuance and delivery of the Common Stock issuable upon conversion of the Notes and any charges of DTC in connection therewith, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities and the shares of Common Stock issuable upon conversion of the Notes under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of a single counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) any fees of the NASD in connection with the Securities, (vii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture (including the First Supplemental Indenture) and the Securities, (viii) the fees and expenses of any transfer agent or registrar for the Common Stock, and (ix) any fees payable in connection with the rating of the Securities. It is understood, however, that except as provided in this Section and Section 7 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the securities by them, and any promotional expenses connected with any offers they may make.

         (b) Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of a single counsel for the Underwriters incurred by it in connection with the offering contemplated by this Agreement.

         SECTION 5. Conditions of the Underwriters' Obligations. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Issuers contained in Section 1 hereof or in certificates of any officer of the Issuers delivered pursuant to the provisions hereof, to the performance by the Issuers of their covenants and other obligations hereunder, and to the following further conditions:

         (a) Opinions of Counsel for the Issuers. At the Closing Time, you shall have received the opinion of Gary F. Kennedy, Senior Vice President and General Counsel of the Company, and the opinion of Debevoise & Plimpton LLP, counsel for the Company, each in form and substance reasonably satisfactory to counsel for the Underwriters and dated as of the Closing Time, to the effect set forth in Exhibits A and B hereto, respectively. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of the officers of the Company and certificates of public officials.

         (b) Opinion of Counsel for the Underwriters. At the Closing Time, you shall have received the opinion, dated as of the Closing Time, of Shearman & Sterling LLP, counsel for the Underwriters, in form and substance reasonably satisfactory to the Underwriters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials.

         (c) Officers' Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus Supplement (exclusive of any amendments or supplements thereto after the date the Prospectus Supplement is first delivered to the Underwriters), any material adverse change in the condition, financial or otherwise, or in the results of operations or business affairs of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of the President or a Senior Vice President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (iii) the Issuers have complied with all of the agreements entered into in connection with the transaction contemplated herein and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time.

         (d) Accountant's Comfort Letter. At or prior to the Closing Time, you shall have received from Ernst & Young LLP a letter dated such date, in the form and substance reasonably satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants' comfort letters to underwriters with respect to the financial statements and certain financial information contained, or incorporated by reference, in the Prospectus Supplement.

         (e) Indenture. At or prior to the Closing Time, each of the Issuers and the Trustee shall have executed and delivered the Indenture (as supplemented and amended by the First Supplemental Indenture).

         (f) No Stop Order. At the Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings therefor shall have been instituted or threatened by the Commission.

         (g) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the obligations of the Underwriters to purchase such Option Securities is subject to the accuracy as of each Date of Delivery of the representations and warranties of the Company contained in Section 1 or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and at the relevant Date of Delivery, the Underwriter shall have received:

                  (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the President or Senior Vice President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(c) hereof remains true and correct as of such Date of Delivery.

                  (ii) Opinions of Counsel for the Company. The opinion of Gary F. Kennedy, Senior Vice President and General Counsel of the Company, and the opinion of Debevoise & Plimpton LLP, counsel for the Company, each in form and substance reasonably satisfactory to the Representatives, each dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(a) hereof.

                  (iii) Opinion of Counsel for the Underwriters. The opinion of Shearman & Sterling LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

                  (iv) Bring-down Comfort Letter. A letter from Ernst & Young LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to
         Section 5(d) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

         (h) Additional Documents. At the Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy and completeness of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Issuers in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory to the Underwriters and counsel for the Underwriters.

         (i) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement (or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the Underwriters to purchase the relevant Option Securities on such Date of Delivery) may be terminated by the Underwriters by notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 7 and 8 shall survive any such termination and remain in full force and effect.

         SECTION 6. Additional Agreements.

         (a) The Representatives agree that in the aggregate, the Securities will be widely offered. Each Underwriter and each other member of the underwriting group that offers or sells Securities agree that the Securities offered by such Underwriter will be primarily offered in the United States to United States persons. The term "United States person" shall have the meaning set forth in section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

         (b) Each Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, severally represents to and agrees with the Company that it and each such affiliate:

                  (i) (x) has not offered or sold and, prior to the expiry of the period of six months from the Closing Date and any relevant Date of Delivery, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (as amended); (y) has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (z) has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom;

                  (ii) (x) acknowledges that the Issuers have not taken, and will not take, any action that would permit a public offering of the Securities or the distribution of the Prospectus or any other offering or publicity material relating to the Securities in Germany or any other jurisdiction outside the United States, and (y) has not offered or sold, and will not offer or sell, directly or indirectly, any of the Securities in Germany other than to persons who, as part of their profession, trade or business, acquire or sell securities for their own or a third party's account or otherwise in accordance with the restrictions set forth in the German Securities Selling Prospectus Act (Wertpapier-Verkaufsprospektgesetz); and

                  (iii) has not offered or sold, and will not offer, sell, or deliver any of the Securities, directly or indirectly, or distribute the Prospectus, or any other offering material relating to the Securities, in or from any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws and regulations thereof and which will not impose any obligations on the Company, except as set forth in this Agreement.

         SECTION 7. Indemnification and Contribution. (a) The Issuers agree, jointly and severally, to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act, or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) that
(1) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or arise out of or are based upon the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(2) arise out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus relating to the Securities or in the Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and, in each case, agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the neither the Company nor the Guarantor will be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon, and in conformity with, written information relating to any Underwriter furnished to the Company by or on behalf of such Underwriter through you specifically for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) or made in the part of the Registration Statement constituting the Statement of Eligibility under the Trust Indenture Act of the Trustee on Form T-1, (ii) the foregoing indemnity agreement, with respect to any preliminary prospectus, shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) as to whom it shall be established did not send or deliver to the person asserting any such loss, claim, damage or liability and who purchased Securities which are the subject thereof a copy of the Prospectus as amended or supplemented (exclusive of material incorporated by reference) at or prior to the written confirmation of the sale of such Securities in any case where such delivery is required by the Securities Act, and the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the Prospectus as amended or supplemented and the

Company had previously furnished copies thereof to such Underwriter, and (iii) neither the Company nor the Guarantor will be liable for any loss, liability or expense of any settlement or compromise of or consent to entry of judgment with respect to, any pending or threatened litigation or any pending or threatened governmental agency investigation or proceeding if such settlement or compromise of or consent to entry of judgment with respect thereto is effected without the prior written consent of the Company or the Guarantor, except to the extent that such consent is not required pursuant to Section 7(d) hereof. This indemnity agreement will be in addition to any liability that the Company or the Guarantor may otherwise have.

         (b) Each Underwriter severally agrees to indemnify and hold harmless the Issuers, each of their directors, each of their officers who signed the Registration Statement, and each person who controls an Issuer, as the case may be, within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages, liabilities and expenses described in the indemnity contained in Section 7(a), but only with respect to untrue statements or alleged untrue statements or omissions or alleged omissions made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through you specifically for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

         (c)      Promptly after receipt by an indemnified party under this
Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party or parties in writing of the commencement thereof; but the omission so to notify the indemnifying party or parties will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party and it notifies the indemnifying party or parties of the commencement thereof, the indemnifying party or parties will be entitled to participate therein, and to the extent that it may elect, by written notice delivered to such indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if, in the reasonable judgment of such indemnified party, a conflict of interest exists where it is advisable for such indemnified party to be represented by separate counsel, the indemnified party shall have the right to employ separate counsel in any such action, in which event the fees and expenses of such separate counsel shall be borne by the indemnifying party or parties. Upon receipt of notice from the indemnifying party or parties to such indemnified party of the election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party or parties will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party or parties shall not be liable for the expenses of more than one such separate counsel representing the indemnified parties under subparagraph (a) of this Section 7 who are parties to such action), (ii) the indemnifying party or parties shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party or parties have authorized the employment of counsel for the indemnified party at the expense of the indemnifying party or parties; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). It is understood that all such fees and expenses of counsel for the indemnified party for which the indemnifying party is liable shall be reimbursed as they are incurred. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement or compromise of, or consent to entry of judgment with respect to, any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement or compromise of, or consent to entry of judgment with respect to, includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

         (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel payable pursuant to this Section 7, such indemnifying party agrees that it shall be liable for any settlement, compromise or consent to entry of judgment of the nature contemplated by clause (iii) of the proviso in Section 7(a) effected without its written consent if (i) such settlement, compromise or consent to entry of judgment is entered into more than 45 days after receipt by such indemnifying party of the aforesaid notice of request, (ii) such indemnifying party shall have received notice of the terms of such settlement, compromise or consent to entry of judgment at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement, compromise or consent to entry of judgment.

         (e) If the indemnification provided for in paragraph (a) or (b) of this Section 7 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Issuers on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same proportion as the total proceeds from the offering of the Securities pursuant to this Agreement (net of compensation paid to the Underwriters but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bears to the aggregate initial public offering price of the

Securities as set forth on such cover. The relative fault of the Issuers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuers or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any such action or claim. Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Issuers submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or any person who controls the Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Issuers, and shall survive delivery of the Securities to the Underwriters.

         SECTION 9. Termination of Agreement.

         (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time
(i) if there has been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or in the international financial markets, or any outbreak of hostilities or escalation thereof or other calamity or crisis, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended by the Commission or the New York Stock Exchange or if trading generally on the New York Stock Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either federal or New York authorities.

         (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 7 and 8 shall survive such termination and remain in full force and effect.

         SECTION 10. Notices. All notices and other communications hereunder shall be in writing and effective only upon receipt. Notices to the Underwriters shall be directed to them at: Credit Suisse First Boston LLC, 11 Madison Avenue, New York, NY 10010, Attn: Transactions Advisory Group, Fax: 212-325-4296; and notices to the Company shall be directed to them at P.O. Box 619616, Dallas/Fort Worth Airport, Texas 75261-9616, facsimile no. (817) 967-2199, attention of the Treasurer.

         SECTION 11. Default. If any one or more Underwriters shall fail at the Closing Time to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters pursuant to this Agreement and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the aggregate face amount of Securities specified to be purchased by them in Schedule A bears to the aggregate face amount of Securities to be purchased by all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate face amount of Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate face amount of Securities to be purchased pursuant to this Agreement, the remaining Underwriters shall have the right, but not the obligation within 24 hours thereafter, to make arrangements to purchase all, but not less than all, of such Securities, and if such nondefaulting Underwriters do not complete such arrangements within such 24 hour period, then this Agreement will terminate without liability to any nondefaulting Underwriters or the Company. In the event of any such termination, the provisions of Sections 4, 7 and 8 shall remain in effect. In the event of a default by any Underwriter as set forth in this Section 11 that does not result in a termination of this Agreement, the Closing Time shall be postponed for such period, not exceeding seven days, as the nondefaulting Underwriters or the Company shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and to any nondefaulting Underwriters for damages occasioned by its default hereunder.

         SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Issuers and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Issuers and their respective successors and the controlling persons referred to in Section 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Issuers and their respective successors, and said controlling persons and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

         SECTION 13. Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         SECTION 15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Issuers in accordance with its terms.

                                    Very truly yours,

                                    AMR CORPORATION

                                    By: /s/ James A. Beer
                                        -------------------------------
                                        Name:  James A. Beer
                                        Title: Senior Vice President and
                                               Chief Financial Officer

                                    AMERICAN AIRLINES, INC.

                                    By: /s/ James A. Beer
                                        ---------------------------------
                                        Name:  James A. Beer
                                        Title: Senior Vice President - Finance
                                               and Chief Financial Officer

CONFIRMED AND ACCEPTED, as of
  the date first above written:

CREDIT SUISSE FIRST BOSTON LLC
MORGAN STANLEY & CO. INCORPORATED
    Acting on behalf of themselves and the several underwriters

By: CREDIT SUISSE FIRST BOSTON LLC

By:  /s/ Douglas A Fordyce
     ----------------------
     Douglas A. Fordyce
     Director

                                                                      SCHEDULE A

                                  UNDERWRITERS

                                                              PRINCIPAL AMOUNT OF
                                                                INITIAL NOTES
         UNDERWRITERS                                          TO BE PURCHASED
         ------------                                          ---------------
Credit Suisse First Boston LLC                                $      258,750,000

Morgan Stanley & Co. Incorporated                                     86,250,000

                                                              ------------------
                    Total                                     $      345,000,000

                                    SCH-A-1

                                                                      SCHEDULE B

              SUMMARY OF TERMS OF SENIOR CONVERTIBLE NOTES DUE 2024

1.       PRINCIPAL ECONOMIC TERMS

         -    Issuer - AMR Corporation (the "Company")

         - Offering - $300,000,000 of Senior Convertible Notes due 2024 (the "Securities")

         - Underwriters' Purchase Option - $45,000,000. The Underwriters will pay accrued interest at the Interest Rate on the Securities purchased pursuant to the Purchase Option for the period from and including the initial Closing Date to but excluding the closing date for the Purchase Option.

         -    Underwriters' Price per $1,000 Principal Amount of Securities -
              $1,000

         -    Underwriter's Commission - 2.50% of the Principal Amount of
              Securities

         -    Interest Rate - 4.50% per annum payable semiannually in arrears

         -    Conversion Premium - 40%

         - Guarantee - the Securities will be guaranteed by American Airlines, Inc. (the "Guarantor")

         -    Closing Date - February 13, 2004

2.       CONVERSION RIGHTS

         - Conversion Rate - For each $1,000 principal amount of Securities surrendered for conversion, a holder will receive 45.3515 shares of the Company's common stock (the "Common Stock"), reflecting the Conversion Premium set forth above. The Conversion Rate will not be adjusted for any accrued and unpaid interest on the Securities. However, the Conversion Rate will be adjusted, as provided in the indenture, for the triggering events described in the prospectus supplement for the Securities.

         - Conversion Price - $1,000 divided by the number of shares of Common Stock issuable upon conversion of a Security with a principal amount of $1,000.

                                    SCH- B-1

                                                                       EXHIBIT A

               FORM OF OPINION OF GENERAL COUNSEL OF THE COMPANY,
                    TO BE DELIVERED PURSUANT TO SECTION 5(a)

Credit Suisse First Boston LLC
Morgan Stanley & Co. Incorporated

c/o Credit Suisse First Boston LLC
11 Madison Avenue
New York, NY 10010

         Re:      AMR Corporation Senior Convertible Notes due 2024

Ladies and Gentlemen:

         I am Senior Vice President and General Counsel of AMR Corporation, a Delaware corporation (the "Company"), and of American Airlines, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (the "Guarantor"), and have acted as such in connection with: (a) the issuance and sale today by the Company of $________ issue price of its Senior Convertible Notes due 2024 (the "Notes") to you pursuant to the Underwriting Agreement, dated February __, 2004 (the "Underwriting Agreement"), among the Company, the Guarantor and the Underwriters named therein; and (b) the preparation of (i) the Underwriting Agreement, (ii) the Indenture, dated as of February 1, 2004, between the Company and Wilmington Trust Company, as trustee (the "Trustee"), as supplemented and amended by the Supplemental Indenture No. 2004-1 (the "First Supplemental Indenture"), dated as of February ___, 2004, among the Company, the Guarantor and the Trustee, (iii) the Guarantee, dated as of February __, 2004, of the Guarantor in favor of the Trustee (the "Guarantee"), and (iv) the final Prospectus Supplement, dated February ___, 2004, relating to the Notes (the "Prospectus Supplement"). I am delivering this letter to you pursuant to Section 5(a) of the Underwriting Agreement. Capitalized terms used herein without definition are used as defined in the Underwriting Agreement.

         In so acting, I or attorneys under my supervision have examined the Registration Statement, the Prospectus, the Underwriting Agreement, the Notes, the Indenture (as supplemented and amended by the First Supplemental Indenture) and the Guarantee, and have also examined and relied upon the representations and warranties as to factual matters contained therein or made pursuant thereto and upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents and other instruments as in our judgment are necessary or appropriate to enable me to render the opinion expressed below. In such examination, I or such attorneys have assumed the genuineness of all signatures, the authenticity of all documents submitted as originals, and the conformity to authentic original documents of all documents submitted as copies.

                                   Exhibit A-1

         Based on the foregoing and subject to the assumptions and qualifications set forth below, I am of the following opinion:

                  1. Each of the Company, the Guarantor, AMR Investment Services, Inc., American Eagle Airlines, Inc. and Executive Airlines, Inc. has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority under such laws to own its properties and to conduct its business as described in the Prospectus. Each of the Company and the Guarantor is duly qualified to do business as a foreign corporation in good standing in the state in which its principal place of business is located, and in each other state in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. The Guarantor holds an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code and the Guarantor is a "citizen of the United States" as defined in 49 U.S.C.
         Section 40102.

                  2. The Company has the corporate power and authority under Delaware law to perform its obligations under the Notes, the Underwriting Agreement, and the Indenture (as supplemented and amended by the First Supplemental Indenture). The Guarantor has the corporate power and authority under Delaware law to perform its obligations under the Underwriting Agreement, the Indenture (as supplemented and amended by the First Supplemental Indenture) and the Guarantee.

                  3. No authorization, approval, consent, order or license of, or filing with, or the giving of notice to, any government, governmental instrumentality, regulatory body or authority or court is required to be made or obtained by the Company for the valid authorization, issuance, sale and delivery of the Notes, the valid authorization, execution, delivery and performance by the Company of the Underwriting Agreement and the Indenture (as supplemented and amended by the First Supplemental Indenture), or the consummation by the Company or the transactions contemplated thereby, except those that have previously been obtained and are in full force and effect and except such as may be required under the securities or Blue Sky laws of the various states.

                  4. No authorization, approval, consent, order or license of, or filing with, or the giving of notice to, any government, governmental instrumentality, regulatory body or authority or court is required to be made or obtained by the Guarantor for the valid authorization, delivery and performance of the Underwriting Agreement, and the Guarantee, or the consummation by the Guarantor of the transactions contemplated thereby, except those that have previously been

                                   Exhibit A-2
         obtained and are in full force and effect and except such as may be required under the securities or Blue Sky laws of the various states.

                  5. The Registration Statement has become effective under the Securities Act, the Indenture has been duly qualified under the Trust Indenture Act and, to the best of my knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened.

                  6. The Registration Statement, the Prospectus and each amendment thereof or supplement thereto (except in each case for the financial statements and other financial or statistical data included or incorporated by reference therein, as to which I express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations; the Indenture (as supplemented and amended by the First Supplemental Indenture) and the Statement of Eligibility of the Trustee on Form T-1 filed with the Commission as part of the Registration Statement comply as to form in all material respects with the requirements of the Trust Indenture Act and the rules and regulations thereunder.

                  7. The Notes have been duly authorized, executed and delivered by the Company.

                  8. Each of the Underwriting Agreement and the Indenture (as supplemented and amended by the First Supplemental Indenture) has been duly authorized, validly executed and delivered by the Company and the Guarantor.

                  9. The Guarantee has been duly authorized, validly executed and delivered by the Guarantor.

                  10. Upon issuance and delivery of the Notes in accordance with the Underwriting Agreement and the Indenture, the Notes will be convertible into shares of Common Stock in accordance with the terms of the Notes and the Indenture. The shares of Common Stock issuable upon conversion of the Notes at the initial conversion rate have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action on the part of the Company and such shares, when issued upon such conversion in accordance with the terms of the Notes and the Indenture, will be validly issued, fully paid and non-assessable. The issuance of such shares of Common Stock upon conversion of the Notes is not subject to preemptive rights of any stockholder of the Company.

                  11. The execution, issuance and sale today by the Company of the Notes to the Underwriters, the execution and delivery by the Company and the

                                   Exhibit A-3

         Guarantor of the Underwriting Agreement and the Indenture (as supplemented and amended by the First Supplemental Indenture), the consummation by the Company and the Guarantor of the transactions therein contemplated in the manner therein contemplated and compliance by the Company and the Guarantor with the terms thereof, do not and will not conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under the Certificate of Incorporation or By-Laws, as amended, of the Company or the Guarantor or any indenture or other agreement or instrument known to me to which the Company or the Guarantor is a party or by which the Company, the Guarantor or any of their respective properties or assets is bound or any law, rule, regulation, judgment, decree or order known to me to be applicable to the Company or the Guarantor of any court, regulatory body, administrative agency, government or governmental body having jurisdiction over the Company or the Guarantor or any of their respective properties or assets (except that I express no opinion as to the securities or Blue Sky laws of the various states, the Securities Act, the 1939 Act, or the rules and regulations thereunder).

                  12. The execution and delivery by the Guarantor of the Guarantee, the consummation by the Guarantor of the transactions therein contemplated in the manner therein contemplated and compliance by the Guarantor with the terms thereof, do not and will not conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under the Certificate of Incorporation or By-Laws, as amended, of the Guarantor or any indenture or other agreement or instrument known to me to which the Guarantor is a party or by which the Guarantor or any of its properties or assets is bound or any law, rule, regulation, judgment, decree or order known to me to be applicable to the Guarantor of any court, regulatory body, administrative agency, government or governmental body having jurisdiction over the Guarantor or any of its properties or assets (except that I express no opinion as to the securities or Blue Sky laws of the various states, the Securities Act, the 1939 Act, or the rules and regulations thereunder).

                  13. The issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; and all of the issued and outstanding shares of the capital stock of the Guarantor have been duly authorized and validly issued and are fully paid and non-assessable and are directly owned by the Company, free and clear of any liens, encumbrances, equities or claims.

                  14. I have no reason to believe that the statements in the Registration Statement and the Prospectus with respect to statutes, administrative orders and regulations and legal and governmental proceedings do not fairly and accurately present in all material respects the information required to be set forth therein (except that I express no opinion as to the matters addressed in the opinions set forth in paragraph 7 of the Debevoise Opinion (as defined below)). There are, to the

                                   Exhibit A-4
         best of my knowledge, no statutes, administrative orders or regulations or legal or governmental proceedings required to be described in the Registration Statement or the Prospectus that are not described as required, nor any contracts or documents of a character required to be described in the Registration Statement or the Prospectus, or to be filed as exhibits to the Registration Statement, that are not so described or filed as required. As used in this opinion letter, the term "Debevoise Opinion" means the opinion of Debevoise & Plimpton LLP, dated today and delivered to you pursuant to the Underwriting Agreement.

                  15. The routes presently operated by the Company are being operated pursuant to valid certificates or exemption orders issued by the Department of Transportation or its predecessor, the Civil Aeronautics Board, and no such certificate or exemption order is the subject of any "show cause" or other order of, or any proceeding before, or any investigation by, the Department of Transportation or its predecessor (other than proceedings for the renewal of temporary rights), which in my opinion might reasonably result in a final order impairing the validity of such certificates or exemption orders.

                  16. The statements set forth in the Prospectus Supplement under the captions "Description of Our Capital Stock," insofar as such statements purport to summarize certain provisions of law or the documents referred to therein, fairly summarize such provisions in all material respects.

                  17. Each document filed pursuant to the Exchange Act and incorporated by reference in the Prospectus (except in each case for the financial statements and other financial or statistical data included or incorporated therein, as to which I express no opinion) appeared on its face, as of its respective filing date, to comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

                  18. Neither the Company nor the Guarantor is, nor after giving effect to the offering and sale of the Securities in the manner contemplated in the Underwriting Agreement, the Indenture and the Prospectus Supplement will be, an "investment company" (as defined in the Investment Company Act of 1940, as amended).

         In rendering the opinions above, I have assumed that each party to the Underwriting Agreement and the Indenture (as supplemented and amended by the First Supplemental Indenture) (other than the Company and the Guarantor) (i) is duly formed, validly existing and in good standing under the laws of the state of its incorporation or formation; (ii) has the power and authority to carry on its business and to enter into the Underwriting Agreement and the Indenture (as supplemented and amended by the First Supplemental Indenture), and to perform its obligations thereunder, (iii) has duly and validly authorized the execution and delivery of the Underwriting Agreement and the Indenture (as supple-

                                   Exhibit A-5
mented and amended by the First Supplemental Indenture) by all necessary action, and (iv) has duly and validly executed and delivered the Underwriting Agreement and the Indenture (as supplemented and amended by the First Supplemental Indenture). I have assumed that the Underwriting Agreement and the Indenture (as supplemented and amended by the First Supplemental Indenture) constitute legal, valid and binding obligations of each party thereto enforceable against such party in accordance with their respective terms.

         I express no opinion as to the laws of any jurisdiction other than the laws of the States of Texas and New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America, except that I express no opinion with respect to the antitrust, bankruptcy, environmental or tax laws of any jurisdiction.

         No facts have come to my attention which have caused me to believe (A) that the Registration Statement or any amendment thereto, on the original effective date thereof (except, in each case, for the financial statements and other financial or statistical data included or incorporated by reference therein, and except for the Statement of Eligibility on Form T-1 of the Trustee under the Indenture, as to which I express no belief), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(B) that the Prospectus at the time the Prospectus Supplement was issued or the Prospectus, together with any amendment or supplement thereto, at the time any such amended or supplemental prospectus was issued or at the Closing Time (except, in each case, for the financial statements and other financial or statistical data included or incorporated by reference therein, as to which I express no belief), contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         This opinion letter is limited to the matters stated, and no opinion is implied or may be inferred beyond those opinions expressly stated herein. The opinions expressed herein are rendered only as of the date hereof, and I assume no responsibility to advise you of changes in law, facts, circumstances, events or developments which hereafter may be brought to my attention and which may alter, affect or modify such opinions.

         The opinions expressed herein are solely for the benefit of the addressees of this opinion letter, and without my prior written consent may not be relied on in any other context, quoted in whole or in part or otherwise referred to in any legal opinion, document, or other report, or furnished to any other person or entity.

                                                     Very truly yours,

                                   Exhibit A-6

                                                                       EXHIBIT B

                   FORM OF OPINION OF DEBEVOISE & PLIMPTON LLP
                        SPECIAL COUNSEL FOR THE COMPANY,
                    TO BE DELIVERED PURSUANT TO SECTION 5(a)

Credit Suisse First Boston LLC
Morgan Stanley & Co. Incorporated

c/o Credit Suisse First Boston LLC
11 Madison Avenue
New York, NY 10010

                                 AMR Corporation
                        Senior Convertible Notes due 2024

Ladies and Gentlemen:

                  We have acted as special counsel to AMR Corporation, a Delaware corporation (the "Company"), and to American Airlines, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (the "Guarantor"), in connection with: (a) the issuance and sale today by the Company of $300,000,000 principal amount of its Senior Convertible Notes due 2024 (the "Notes") to you pursuant to the Underwriting Agreement, dated February __, 2004 (the "Underwriting Agreement"), among the Company, the Guarantor and the Underwriters named therein; and (b) the preparation of (i) the Underwriting Agreement, (ii) the Indenture, dated as of February 1, 2004, between the Company and Wilmington Trust Company, as trustee (the "Trustee"), as amended by the Supplemental Indenture No. 2004-1 (the "First Supplemental Indenture"), dated as of February __, 2004, among the Company, the Guarantor and the Trustee, (iii) the Guarantee, dated as of February __, 2004, of the Guarantor in favor of the Trustee (the "Guarantee"), and (iv) the final Prospectus Supplement, dated February ___, 2004, relating to the Notes (the "Prospectus Supplement"). We are delivering this letter to you pursuant to Section 5(a) of the Underwriting Agreement. Capitalized terms used herein without definition are used as defined in the Underwriting Agreement.

         In connection with this opinion, we have examined the form of the Notes, the Underwriting Agreement, the Indenture (as supplemented and amended by the First Supplemental Indenture), the Registration Statement and the Prospectus, and originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company and the Guarantor, such certificates of public officials, and such other documents, and have made such investigations of law, as we have deemed necessary or appropriate for the purposes of this opinion. In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures on original or certified copies, the authenticity of all original or certified copies and the conformity to original or certified documents

                                   Exhibit B-1
of all copies submitted to us as conformed or reproduction copies. We have relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of officers of the Company and the Guarantor delivered to us, the representations and warranties of the parties to the Underwriting Agreement that are contained in or made pursuant to the Underwriting Agreement, and certificates and other statements or information of or from public officials and officers and representatives of the Company and the Guarantor and others (including, without limitation, the Underwriters). We have assumed performance of and compliance with the covenants and agreements contained in the Underwriting Agreement by the parties thereto.

         We have also assumed that: (a) the Underwriters have the power and authority to enter into and perform their respective obligations under the Underwriting Agreement; (b) the Underwriting Agreement has been duly authorized, executed and delivered by the Underwriters and is valid, legally binding and enforceable against the Underwriters in accordance with its terms; (c) the Trustee has the power and authority to enter into and perform its obligations under the Indenture (as supplemented and amended by the First Supplemental Indenture); (d) the Indenture (as supplemented and amended by the First Supplemental Indenture) has been duly authorized, executed and delivered by the Trustee and is valid, legally binding and enforceable against the Trustee in accordance with its terms; and (e) the Notes have been duly authenticated by the Trustee in the manner provided in the Indenture.

         Based on the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

                  1. The Company has the corporate power and authority to execute, deliver and perform its obligations under the Notes, the Underwriting Agreement and the Indenture (as supplemented and amended by the First Supplemental Indenture). The Guarantor has the corporate power and authority to execute, deliver and perform its obligations under the Underwriting Agreement, the Indenture (as supplemented and amended by the First Supplemental Indenture) and the Guarantee.

                  2. The Underwriting Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantor.

                  3. The Indenture (as supplemented and amended by the First Supplemental Indenture) has been duly authorized, executed and delivered by each of the Company and the Guarantor, and constitutes the valid and binding obligation of each of the Company and the Guarantor, enforceable against each of them in accordance with its terms.

                  4. The Notes being issued today are in the form contemplated by the Indenture (as supplemented and amended by the First Supplemental Indenture) and have been duly authorized and executed by the Company and delivered to the Trustee for authentication. When the Notes are issued and authenticated by the Trustee in accordance with the terms of the Indenture and delivered to and paid for by you today in accordance with the terms of the Underwriting Agreement, the Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Indenture.

                                   Exhibit B-2

                  5. The Guarantee has been duly authorized by the Guarantor, and, when the Notes to which the Guarantee relates are issued and authenticated by the Trustee in accordance with the terms of the Indenture and delivered to and paid for by you today in accordance with the terms of the Underwriting Agreement, the Guarantee will have been validly issued and delivered and will constitute the valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

                  6. Upon issuance and delivery of the Notes in accordance with the Underwriting Agreement and the Indenture, the Notes will be convertible into shares of Common Stock in accordance with the terms of the Notes and the Indenture. The shares of Common Stock issuable upon conversion of the Notes at the initial conversion rate have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action on the part of the Company and such shares, when issued upon such conversion in accordance with the terms of the Notes and the Indenture, will be validly issued, fully paid and non-assessable. The issuance of such shares of Common Stock upon conversion of the Notes is not, under the certificate of incorporation or by-laws of the Company, subject to preemptive rights of any stockholder of the Company.

                  7. The statements in the Registration Statement and Prospectus under the captions "Certain United States Federal Income Tax Considerations" and "Certain ERISA Considerations," insofar as such statements purport to summarize certain provisions of the laws referred to therein, fairly summarize such provisions in all material respects. The statements set forth in the Prospectus Supplement under the caption "Description of the Notes," insofar as such statements purport to summarize certain provisions of the Notes, the Indenture (as supplemented and amended by the First Supplemental Indenture), fairly summarize such provisions in all material respects.

                  8. The execution, delivery and performance by the Company and the Guarantor of the Underwriting Agreement did not, the execution, delivery and performance by each of the Company and the Guarantor of the Indenture (as supplemented and amended by the First Supplemental Indenture) (and, in the case of the Guarantor, the Guarantee) do not, and the issuance and sale today by the Company of the Notes to the Underwriters will not, (i) violate the certificate of incorporation or by-laws of the Company or the Guarantor; or (ii) to our knowledge, violate any existing United States Federal or New York State statute applicable to the Company or the Guarantor or any rule or regulation known to us of any United States Federal or New York governmental agency or body having jurisdiction over the Company or the Guarantor.

                  9. No authorization, approval, consent, order or license of, or filing or registration with, any United States Federal or New York governmental agency or body having jurisdiction over the Company or the Guarantor is required to be obtained by the Company or the Guarantor on or prior to the date hereof for the execution, delivery and performance by the Company or the Guarantor of the Underwriting Agreement, the execution, delivery and performance by the Company or the Guarantor of the Indenture (as supplemented and amended by the First Supplemental Indenture) (and, in the case of the Guarantor, the Guarantee), the issuance and sale today by the Company of the Notes to

                                   Exhibit B-3
         the Underwriters pursuant to the Underwriting Agreement, or the conversion of the Notes at the initial conversion rate, except (a) as disclosed in the Prospectus Supplement or as have been obtained or made or (b) as may be required under or pursuant to applicable securities laws, statutes, rules or regulations.

         The opinions set forth above are subject to the following additional qualifications and assumptions:

                  (a) The opinions expressed above are limited to the Federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware, as currently in effect.

                  (b) The opinions set forth in paragraphs 3, 4, 5 and 6 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting enforcement of creditors' rights or remedies generally, (ii) general principles of equity, whether such principles are considered in a proceeding at law or equity, and (iii) an implied covenant of good faith, reasonableness and fair dealing, and standards of materiality. Without limiting the foregoing, we express no opinion as to (x) the validity, binding effect or enforceability of any provision of the Notes, the Underwriting Agreement, the Indenture (as supplemented and amended by the First Supplemental Indenture), or the Guarantee that purports to waive, release or vary any statutory right of any party or any duties owing to any party to the extent that such waiver, release or variation may be limited by Section 1-102(3) of the UCC or other provisions of applicable law, or of any provision thereof that purports to allow a set-off with respect to any contingent or unmatured obligations, or (y) any provision of the Notes, the Underwriting Agreement, the Indenture (as supplemented and amended by the First Supplemental Indenture), the Guarantee that purports to provide that the terms thereof may not be waived or modified except in writing, or that any prohibited or unenforceable provision thereof may be severed without invalidating the remaining provisions thereof. In addition, the enforceability of the provisions in the Underwriting Agreement, the Indenture (as supplemented and amended by the First Supplemental Indenture) or the Guarantee to the effect that certain determinations made by one party shall have conclusive effect may be limited under certain circumstances.

                  (c) For purposes of the opinions set forth above, we have considered, and express an opinion with respect to, only those laws, statutes, rules and regulations that in our experience are normally applicable to transactions of the type contemplated by the Underwriting Agreement and the Indenture (as supplemented and amended by the First Supplemental Indenture), and in particular we do not express any opinion concerning aviation laws (including without limitation Title 49 of the U.S. Code), or other laws, statutes, rules or regulations applicable to the particular nature of the business conducted by the Company and the Guarantor.

                  (d) We express no opinion on the enforceability of rights to indemnification or contribution under United States Federal or state securities laws, rules or regulations. The enforceability of provisions in the Notes, the Guarantee and the Indenture (as

                                   Exhibit B-4
         supplemented and amended by the First Supplemental Indenture) otherwise providing for indemnification, exculpation or contribution may be limited by applicable law or public policy. We express no opinion as to any waiver of inconvenient forum set forth in any agreement. We express no opinion concerning whether a United States Federal court would accept jurisdiction in any dispute, action, suit or proceeding arising out of or relating to any agreement or the transactions contemplated thereby.

                  (e) Our opinions are subject to the effects of, and we express no opinion with respect to the application of or compliance with, any state securities or "blue sky" laws, statutes, rules or regulations or any United States federal or state laws regarding fraudulent transfers or fraudulent conveyances or preferential transfers, or provisions of state law restricting dividends, loans or other distributions by a corporation to or for the benefit of its stockholders.

                                    * * * * *

         We have not ourselves checked the accuracy and completeness of, or otherwise verified, and are not passing upon and assume no responsibility for the accuracy or completeness of, the statements contained in the Prospectus, except to the limited extent stated in paragraph 8 above. In the course of our review and discussion of the contents of the Prospectus with certain officers and employees of the Company and the Guarantor and their independent accountants, but without independent check or verification, no facts have come to our attention which have caused us to believe (A) that the Registration Statement or any amendment thereto, on the original effective date thereof (except, in each case, for the financial statements and other financial or statistical data included or incorporated by reference therein, and except for the Statement of Eligibility on Form T-1 of the Trustee under the Indenture, as to which we express no belief), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) that the Prospectus at the time the Prospectus Supplement was issued or the Prospectus, together with any amendment or supplement thereto, at the time any such amended or supplemental Prospectus was issued or at the Closing Time (except, in each case, for the financial statements and other financial or statistical data included or incorporated by reference therein, as to which we express no belief), contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                    * * * * *

         We assume no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions and beliefs expressed herein after the date hereof. The opinions and beliefs expressed herein are solely for your benefit and may not be relied upon in any manner or for any purpose by any other person and may not be quoted or disclosed in whole or in part without our prior written consent.

                                              Very truly yours,

                                   Exhibit B-5